UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2024 (February 12, 2024)

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02

As previously disclosed, on February 13, 2018, Nektar Therapeutics (“Nektar”) and Bristol-Myers Squibb Company  (“BMS”) entered into a Share Purchase Agreement (the “Purchase Agreement”) and an Investor Agreement (the “IA”) in connection with the purchase by BMS of 8,284,600 restricted shares (the “BMS Nektar Shares”) of Nektar common stock. The Purchase Agreement and IA were previously described under Item 1.01 of Nektar’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 14, 2018, which description is hereby incorporated by reference into this Item 1.02. On February 12, 2024, Nektar entered into a privately negotiated Stock Repurchase Agreement with BMS pursuant to which, among other things, Nektar purchased from BMS all of the BMS Nektar Shares (the “Stock Repurchase”) for an aggregate purchase price of $3,000,000 and all rights and obligations of the parties under the Purchase Agreement and the IA were terminated.

Item 8.01

Following the Stock Repurchase, the total number of outstanding shares of Nektar’s common stock will decrease by 8,284,600 shares (or approximately 4.34% based on the number of outstanding shares reported on Nektar’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2023).  This reduction in outstanding shares will be reflected fully in the weighted-average outstanding shares for the quarter ending on June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: February 16, 2024	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary

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